                          OPTION AGREEMENT TO PURCHASE
                        REAL PROPERTY AND RELATED ASSETS
                        --------------------------------

DATE:             June 9, 2003 (the "Option Date")
----

OPTIONOR:         DUNELLEN,  LLC, a Rhode  Island  limited  liability  company,
--------          or its successor(s)  in interest
                  100 Dexter Road East  Providence,  Rhode  Island 02914
                  Telephone: (401) 435-7171 Facsimile: (401) 435-7179

WITH A COPY TO:   HINCKLEY, ALLEN & SNYDER LLP
                  1500 Fleet Center
                  Providence, Rhode Island 02903
                  Attn:  Stephen J. Carlotti, Esquire
                  Telephone:       (401) 274-2000
                  Facsimile:       (401) 277-9600

OPTIONEE:         GLOBAL COMPANIES, LLC, a Delaware limited liability company,
--------          800 South Street
                  P.O. Box 9161
                  Waltham, Massachusetts 02454
                  Attn:  William Davidson and Edward J. Faneuil, Esquire
                  Telephone:       (781) 398-4211
                  Facsimile:       (781) 398-4165

WITH A COPY TO:   ROPES & GRAY LLP
                  One International Place
                  Boston, Massachusetts 02110
                  Attn:  Marc D. Lazar, Esquire
                  Telephone:       (617) 951-7866
                  Facsimile:       (617) 951-7050

                                    RECITALS:
                                    --------

(A)  Optionee  desires to acquire  from  Optionor an option to purchase  certain improved real property owned by Optionor commonly known as 100 Dexter Road,
     East Providence,  County of Providence,  State of Rhode Island,  containing approximately  ten  (10)  acres,  more  or  less,  of land  (the  "Terminal
     Facility"), as well as the Wilkesbarre Pier and vessel berth (collectively, the "Pier") and  Optionor's  non-exclusive  interest in and/or right to use the petroleum pipelines connecting the Terminal Facility with the Pier (the
     "Pipelines") together with all improvements,  rights, properties and assets associated with the Terminal Facility, the Pier and the Pipelines,  as more particularly  described  in Exhibit A attached  hereto  (collectively,  the
     "Property").

(B)  Optionor  desires to grant to Optionee  the option to purchase the Property in accordance with the terms and conditions of this Option Agreement.

                                   AGREEMENT:
                                    ---------

     NOW,  THEREFORE,  FOR VALUABLE  CONSIDERATION,  the parties hereby agree as follows:

     1. GRANT OF OPTION;  OPTION  PAYMENTS.  In  consideration of the entry into that  certain  Amended and  Restated  Lease  Agreement  by Optionee of even date herewith (the "Lease"),  Optionor hereby grants to Optionee the exclusive option
(the "Option") to purchase the Property on the terms and conditions set forth in this Option  Agreement.  If Optionee  fails to exercise this Option on or before the Option  Exercise Date, or if prior thereto  Optionee gives written notice to
Optionor  of  cancellation  of this  Option  Agreement,  this  Option  shall  be terminated,  and the parties shall have no further rights or  obligations  under this Option Agreement.

     2.  PURCHASE  PRICE.  The  purchase  price (the  "Purchase  Price") for the
Property  shall be the  greater of (i)the  appraised  fair  market  value of the
Property determined as provided in Section 4 (the "Appraised  Value");  and (ii)
the sum of (x) the audited  book value of the Property as set forth on the books of the Optionor for the December 31st next preceding the date of the exercise of
the  Option  determined  in  accordance  with  generally   accepted   accounting
principles  consistently  applied by the Optionor since January 1, 2000 plus (y)
the amount of all capital expenses  incurred by the Optionor with respect to the
Property  since the  December  31st next  preceding  the date of exercise of the
Option, less the depreciation attributable to such capital expenses plus (z) the amount of federal and state  income taxes which would be incurred (or would have been incurred) by Optionor calculated using the highest federal and state income tax rates applicable to a "C" corporation (as defined under the Internal Revenue
Code of 1986 as amended [the "Code"]) on the gain resulting from the sale of the
Property at said book value as  aforesaid  (the sum of the amounts  described in clauses (x), (y) and (z) is the "Adjusted Book Value").

     3.  EXERCISE  OF  OPTION.  This  Option may be  exercised  by  Optionee  by
delivering  to  Optionor   written   notice  of  exercise  of  the  Option  (the
"Preliminary  Exercise  Notice") by not later than one year prior to the date of lawful  termination  of the Lease  (the  "Option  Exercise  Date").  Within  ten
business days of receiving the Preliminary  Exercise Notice,  the Optionor shall provide the Optionee with written notice of the Adjusted Book Value, including a
reasonably  detailed  computation  thereof.  The  Optionor's   determination  of
Adjusted Book Value shall be conclusive and not subject to challenge. Within ten business days of receiving the notice of Adjusted Book Value, the Optionee shall
elect,  by  written  notice  to  Optionor,   to  either  (a)  proceed  with  the
determination  of the Appraised  Value  pursuant to Section 4 or (b) rescind the
Preliminary  Exercise Notice (provided that Optionee's failure to respond within such ten (10) day period shall be deemed to be a rescission  of the  Preliminary
Exercise Notice).  Upon any such rescission of the Preliminary  Exercise Notice, the  Optionee  shall  retain the right to exercise the Option at a later date in accordance with this Agreement,  provided that the Optionee may not deliver more than one Preliminary Exercise Notice in any calendar year.

     4.  APPRAISED  VALUE.  Within ten  business  days of  receiving  Optionee's written notice to proceed with the  determination  of the Appraised  Value,  the
Optionor and Optionee  shall agree upon an  independent  outside  appraiser (MAI designation),  who shall be experienced in the appraisal of deep water petroleum
storage   terminals   in  the   northeastern   United   States  (the   "Required
Credentials"),  who shall establish the Appraised Value, based on the use of the
Property as a deep water petroleum  storage  terminal in the  Providence,  Rhode
Island area and assuming an arms-length  transaction between a willing buyer and a willing  seller.  In the event  Optionor and Optionee are unable to agree upon one  independent  outside  appraiser  within such ten business day period,  then
Optionor and Optionee  shall each choose an independent  outside  appraiser that has the Required  Credentials  and the two  independent  outside  appraisers  so chosen shall appoint a third  appraiser that also has the Required  Credentials.
The three independent appraisers shall thereupon jointly determine the Appraised
Value.  If the three  appraisers are unable to agree,  then the Appraised  Value shall be the average of the Appraised Value  determination of the two appraisers whose  determinations are closest to one another.  Upon Optionee's request,  the appraiser(s) shall determine the amount of the Environmental Contingency Reserve
(as defined in Section 5) and shall reduce the Appraised  Value by the amount of the Environmental  Contingency Reserve.  Optionor and Optionee agree to be bound by the decision of said appraiser(s) with respect to the Appraised Value and the
Environmental  Contingency  Reserve.  For purposes of determining  the Appraised
Value,  the  appraisers  shall  proceed  on the basis that the  Property  is not subject to the Lease (or any other lease). Within ten business days of receiving the appraiser's determination of the Appraised Value pursuant to this Section 4, the Optionee shall elect,  by written notice to Optionor,  to either (a) proceed with  feasibility  studies and inspections  pursuant to Section 5 or (b) rescind the  Preliminary  Exercise Notice  (provided that Optionee's  failure to respond within such ten day period shall be deemed to be a rescission of the Preliminary
Exercise Notice).  Upon any such rescission of the Preliminary  Exercise Notice, the  Optionee  shall  retain the right to exercise the option at a later date in accordance with this Agreement,  provided that the Optionee may not deliver more than one Preliminary  Exercise Notice in any calendar year. The Optionor and the
Optionee  shall each be  responsible  for  one-half  of the  aggregate  expenses related  to the  engagement  of such  appraiser(s),  but if  Optionee  does  not exercise  the Option then  Optionee  shall  reimburse  Optionor for its one-half share of the aggregate appraisal expenses.

     5. FEASIBILITY STUDY AND INSPECTION.  During the one hundred and eighty day period commencing upon delivery of Optionee's Notice to proceed with feasibility studies and inspections  pursuant to this Section 5 (the "Feasibility  Period"),
Optionee shall have the right to conduct physical inspections and studies of the
Property   during  normal  business  hours,   including,   without   limitation,
environmental site assessments, engineering studies, title and zoning review and survey work.  During the  Feasibility  Period,  (i)  Optionee or its  designated agents may enter upon the Property for purposes of such inspection  which may be deemed  necessary by Optionee,  (ii)  Optionee may engage an accountant to audit
Optionor's  books and records for the purpose of  verifying  the  Adjusted  Book
Value and (iii) Optionee may provide the  appraiser(s)  with  environmental  due diligence  information regarding the Property and the appraiser(s) shall, within ten business days of the receipt of such information, determine the amount of an appropriate  discount to the  Appraised  Value (the  "Environmental  Contingency
Reserve"),  to  reflect  the risk  adjusted  anticipated  cost of  environmental claims, demands, causes of action,  judgments,  damages, costs and expenses that relate to hazardous  materials on the Property and other  environmental  matters that  arose  prior to the  Closing  Date and which  would not  otherwise  be the
Optionee's  obligation under the Lease. If Optionee determines that the Property is not suitable for any reason for Optionee's intended use or purpose, or is not in satisfactory  condition in Optionee's sole discretion,  then Optionee may, by written  notice to  Optionor,  on or before the  expiration  of the  Feasibility
Period, rescind the Preliminary Exercise Notice. Upon any such rescission of the
Preliminary Exercise Notice, the Optionee shall retain the right to exercise the
Option at a later date in accordance  with this  Agreement,  provided,  however, that the Optionee may not deliver more than one  Preliminary  Exercise Notice in any calendar year. If the written notice described in the preceding  sentence is not given to Optionor  prior to the  expiration of the  Feasibility  Period,  or should Optionee indicate its written acceptance of the Property prior to the end of such period,  then the  conditions  of this Section 5 shall be deemed to have been fully  satisfied,  and Optionee may not thereafter  rescind the Preliminary
Exercise Notice. All inspections, studies and audits shall be at Optionee's sole expense. If the Optionee elects to proceed with the Closing,  then the notice of such election  shall be  accompanied by a deposit in the amount of Three Hundred
Thousand  Dollars   ($300,000.00)   (including  accrued  interest  thereon,  the
"Deposit"). The Deposit shall be held in escrow by a nationally recognized title insurance  company  in an  interest  bearing  account.  Such  notice  shall also designate  a closing  date (the  "Closing  Date")  which  shall be not less than ninety  days  and no more  than  one  hundred  and  twenty  days  following  the expiration of the Feasibility  Period (subject to extension  pursuant to Section
31).

     6.  NON-EXERCISE OF OPTION. If Optionee does not exercise this Option on or before the Option  Exercise Date (i.e.,  the Option  Exercise Date is the latest date upon which the  Optionee may rescind a  Preliminary  Exercise  Notice),  or fails to pay the Purchase  Price at the Closing,  all rights and  obligations of
Optionor and Optionee under this Option  Agreement shall cease and terminate and be of no further force and effect, and this Option Agreement shall automatically be canceled.

     7. ACQUISITION DOCUMENTS. Optionor hereby agrees to deliver to Optionee the following documents,  each in form and substance satisfactory to Optionee, at or before the Closing:

     (a)  A Bargain  and Sale deed to the  Terminal  Facility  and Pier,  and an assignment of Optionor's  rights to the Pipelines  (together  with any required  consent to such  assignment),  subject only to (i) the liens and encumbrances set forth in Exhibit A, (ii) taxes assessed as of the
          December  31st next  preceding  the  Closing,  and (iii)  tank  leases between the Optionor and third  parties,  which have been entered into by Optionor  in  accordance  with  Section 29 of the Lease (the "Third
          Party Tank Leases");

     (b)  A Bill of Sale conveying  title,  free and clear of all liens,  to all personal property assets that comprise the Property, including without limitation,  (i) all  furniture,  fixtures,  equipment  and all  other personal  property  owned by Optionor  and located at the  Property or owned by Optionor and used in connection therewith including,  without limitation,  above ground bulk or other storage  tanks,  loading racks and  utility  fixtures;  (ii)  all  licenses  and  permits,  or  other contracts, warranties or guaranties, affecting the Property, including
          all   wastewater  and  storm  drainage   capacity   reservations   and
          agreements; (iii) all zoning permits or classifications,  if any; (iv)
          all plans,  permits,  licenses and other authorizations and agreements relating to the use or  operation of the  Property;  and (v) all books and records  relating to the  Property  and that are in the custody or control of the Optionor.

     (c)  All releases and other  documents  necessary in order to discharge the
          withholding   tax  lien,   if   applicable,   pursuant  to  R.I.  Gen.
          Lawsss.44-30-71.3;

     (d)  Such other  documentation as may be reasonably  required by Optionee's title  insurer,  provided such insurer is authorized to do business in
          Rhode Island;

     (e)  Optionor's  certification  that  all  representations  and  warranties contained herein are true and correct as of the Closing Date;

     (f)  Optionor  agrees  to  deliver  to  Optionee  at the date of  Closing a
          Non-Foreign Certification, whereby Optionor represents to Optionee and acknowledges  that FIRPTA  withholding is not required;  or proof that all required withholding has been made.

     (g)  Optionor  agrees  to  deliver  to  Optionee  at the  date  of  Closing
          Optionor's  Residency   Affidavit,   whereby  Optionor  represents  to
          Optionee and acknowledges  that withholding under Rhode Island General
          Laws  ss.44-30-71.3  is not  required;  or  proof  that  all  required withholding has been made.

     (h)  If due to no fault of Optionor, Optionor shall be unable to give title or to  make  conveyance,  or to  deliver  possession  of the  Terminal
          Facility,  Pier  and  the  rights  to the  Pipelines,  all  as  herein stipulated, or if on the date of Closing the Property does not conform with the  provisions  hereof,  then Optionor  shall use good faith and reasonable  efforts  to remove  any  defects  in title,  or to deliver possession as provided herein, or to make the Terminal Facility,  Pier and the rights to the Pipelines  conform to the provisions  hereof (to the extent reasonably within Optionor's control),  as the case may be, and the date of Closing shall  automatically  be extended for a period of up to ninety  (90)  days (the  "Extended  Time").  "Good  faith and reasonable  efforts to remove any  defects  in title"  shall  include,
          without   limitation,   the  discharge  of  all  voluntary  liens  and
          encumbrances  and the expenditure of not less than $250,000.00 for the
          cure  of  all  other   title   defects   which   are  the   Optionor's
          responsibility.  If at the expiration of the Extended  Time,  Optionor shall  have  failed  so  to  remove  any  defects  in  title,  deliver possession,  or make the Property conform,  as the case may be, all as herein agreed, after using good faith and reasonable efforts to do so, then upon return of the Deposit by Optionor all other  obligations  of all parties hereto shall cease and this Option Agreement shall be null and void without recourse to the parties hereto. In the event that the defect in title is due to a voluntary lien or mortgage by Optionor, or as a result of any  encumbrance  arising after the date hereof without
          Optionee's consent (other than the Third Party Tank Leases),  Optionee shall  have  the  right  to  specific  performance  of this  Agreement
          (including  the right to apply  proceeds to discharge  the lien, or if there are not  sufficient  proceeds,  to require  Optionor  to provide title free of such encumbrance,  other than permitted Third Party Tank
          Leases) as its sole remedy at law or in equity.

     8. OPTIONEE DELIVERIES. At the Closing Optionee shall deliver in good local funds the Purchase Price less the sum of (i) the Deposit plus (ii) the aggregate amount of all sums  expended by the  Optionee  pursuant to the Pier  Improvement
Letter  Agreement  attached as Exhibit B hereto,  to the extent that the amounts expended by Optionee thereto have been capitalized by Optionor,  less Optionor's depreciation  with respect to such amounts.  The amount described in clauses (i)
and (ii) of the  immediately  preceding  sentence shall be deemed to be a credit against the Purchase Price.

     9. CLOSING;  ADJUSTMENTS.  The Closing shall take place on the Closing Date
(subject to an extension as provided in  Subsection  7(h) and/or  Section 31) at the offices of Hinckley,  Allen &  Snyder,  1500 Fleet  Center,  Providence,
Rhode Island at 10:00 A.M. local time (or such other date,  time or place as the parties may mutually agree).  At the Closing,  the costs of documentary  stamps, recording fees and the pro ration of real property taxes shall be in conformance with the then customs in East  Providence,  Rhode Island.  All rents and charges relating to the  operation of the  Property  shall be adjusted as of the Closing
Date. In the absence of actual bills,  the parties shall estimate  expenses with
Optionor  paying those expenses  required by the Lease relating to the period on or prior to the  Closing and  Optionee  paying  expenses  related to all periods after the Closing Date.

     10. OPTIONOR'S REPRESENTATIONS AND WARRANTIES. Optionor makes the following representations  and  warranties,  each of which  are  agreed  to  constitute  a material part of the consideration hereunder,  each of which Optionee is relying upon in entering into this  transaction,  each of which are true and accurate as of the Option Date and will be true and accurate as of the Closing,  and each of which shall survive the Closing:

     (a)  Authority.  Optionor has full power and authority to enter into and to perform its obligations under this Option Agreement.

     (b)  Enforceable Nature of Agreement. This Option Agreement and each of the documents  and  agreements to be delivered by Optionor at the Closing, constitutes  a  legal,  valid  and  binding  obligation  of  Optionor, enforceable against Optionor in accordance with its terms.

     (c)  Organizational Status. See Subsections (a) and (b) above.

     (d)  Entity Action. All action on the part of Optionor, or its successor(s)
          in  interest,  as  applicable,  which is required  for the  execution, delivery and performance by Optionor of this Option Agreement and each of the  documents  and  agreements  to be delivered by Optionor at the
          Closing has been or will be,  prior to Closing,  duly and  effectively taken.

     (e)  Violations;  Consents;  Defaults. To the best of Optionor's knowledge, neither the  execution of this Option  Agreement  nor the  performance hereof by Optionor will result in any breach or violation of the terms of any law, rule, ordinance,  or regulation or of any decree, judgment or order to which Optionor is a party, now in effect from any court or governmental body. There are no consents,  waivers,  authorizations or approvals from any third party necessary to be obtained by Optionor in order  to  carry  out the  transactions  contemplated  by this  Option
          Agreement.  The  execution  and delivery of this Option  Agreement and performance  hereof by Optionor will not conflict with, or result in a breach  of,  any  of  the  terms,  conditions  or  provisions  of,  or constitute a default (or constitute an event which, with the giving of notice or the passage of time,  or both,  would  constitute a default)
          under or result in the creation of any new, or the acceleration of any existing,  lien, charge, or encumbrance upon the Property or under any indenture,  mortgage,  lease,  agreement,  letter  of  intent or other instrument to which Optionor is a party or by which Optionor or any of its assets may be bound.

     (f)  Litigation.  Optionor is not a party to any pending or  threatened  in writing action, suit, proceeding or investigation, at law or in equity or  otherwise,  in,  for  or  by  any  court  or  governmental  board, commission,  agency, department or officer arising from or relating to the Terminal Facility, Pier or the Pipelines or to the past or present operations  and  activities  of  Optionor  upon  or  relating  to  the
          Property.  Capital Terminal  Company,  an affiliate of Optionor,  is a party to those certain proceedings entitled Getty Petroleum Marketing,
          Inc., et al v. Capital Terminal  Company,  C.A.  00-381ML  (USDC-DRI).
          Optionor may become a substituted or additional  party with respect to such litigation. Optionor is not subject to, to the best of Optionor's knowledge,  any  written  notice of  violation  or order  which  would materially and adversely  effect the Property except for those certain remediation  activities  being  undertaken with respect to the area of former Tank 115,  so-called,  as described  in the Site  Investigation
          Report  filed  by  Capital  Terminal  Company  with the  Rhode  Island
          Department of  Environmental  Management  ("RIDEM") and the September,
          2002  disclosure  to RIDEM by Capital  Terminal  Company  of  gasoline
          discovered   on  the   southerly   end  of   the   Terminal   Facility
          (collectively,  the "Current Environmental Matters").  Optionor is not
          aware of any litigation,  legal action or legal proceeding which would materially and adversely affect the Property.

     (g)  Governmental Restrictions. Optionor has not received, nor is aware of, any  notifications,  restrictions,  or  stipulations  from the  United
          States  of  America,   the  State  of  Rhode  Island,  the  County  of
          Providence,  the City of East  Providence  or any  other  governmental authority requiring any work to be done on the Property or threatening the use of the Property. There are no pending or threatened in writing condemnation proceedings affecting any portion of the Property.

     (h)  Title and Access. To the best of Optionor's  knowledge,  (i) except as outlined  and  shaded in the area  designated  on Exhibit C as "Shaded
          Area",  fee simple title to the Terminal  Facility is currently vested in  Optionor  and (ii) the propert  description  attached as Exhibit A includes all fee interests and  appurtenant  rights  applicable to the
          Optionor's conduct of business at the Property.  Title to the Pier and the rights to the  Pipelines  are vested in  Optionor,  subject to the rights  of  others  to use the Pier and the  rights  of  others to the
          Pipelines.

     (i)  Leases and Agreements.  There are no unrecorded leases,  arrangements, agreements,  understandings,  options, contracts, letters of intent or rights of first refusal affecting or relating to the Terminal Facility in any way,  other than the Third Party Tank Leases entered into after the date hereof.  With the exception of the Lease,  there are no other written or oral leases or rights of occupancy in force relating to the
          Terminal  Facility,  and no  person  has any  right of  possession  or occupancy in the Terminal Facility or any part thereof,  except as for easements and agreements of record as of the date hereof.

     (j)  Encroachments;   Prescriptive   Rights.  To  the  best  of  Optionor's
          knowledge,  no  improvements  of any third  person  encroach  upon the
          Terminal Facility. To the best of Optionor's knowledge,  no person has any  unrecorded  right,  title or interest in the  Terminal  Facility, whether  by right of  adverse  possession,  prescriptive  easement  or otherwise.

     (k)  Taxes. Except for taxes in the ordinary course, Optionor does not have any  liability  for any taxes,  or any  interest or penalty in respect thereof,  of any nature that may be assessed  against Optionee or that are or may become a lien against the Terminal  Facility,  Pier and the
          Pipelines.

     (l)  Accuracy of  Information.  To the best of  Optionor's  knowledge,  the information  furnished by Optionor to Optionee in accordance  with the provisions of this Option Agreement is true,  complete and accurate in all material respects.

     Notwithstanding  anything  contained herein to the contrary "to the best of
Optionor's  knowledge" shall mean the actual present conscious  knowledge of its
President, without any independent inquiry.

     11. ENVIRONMENTAL MATTERS. Optionor makes no representations and warranties to Optionee regarding environmental matters.

     12. ADDITIONAL  INFORMATION.  Upon Optionee's written request (which may be made from time to time),  Optionor  shall promptly  provide  Optionee with (i) a reasonably detailed  description of environmental  matters that could reasonably be  expected to have a material  adverse  effect  upon the  Property  and/or the business  conducted therein (a "Material Adverse  Effect"),  including,  without limitation,  a reasonably detailed description of the then current status of the
Current  Environmental  Matters  (as defined in Section  10(f)),  (ii) copies of environmental  site assessments and other  environmental  studies that relate to the Property and that are in the  Optionor's  possession  or control and (iii) a reasonably  detailed  description of any pending or threatened  litigation  that could reasonably be expected to have a Material Adverse Effect. In addition, not later than thirty (30) days  following  receipt of Optionee's  written  request,
Optionor  shall provide  Optionee with written notice of the Adjusted Book Value as of December  31st of the  immediately  preceding  year,  which  notice  shall include a reasonably  detailed  computation  of such Adjusted  Book Value,  such request to be made not more than once in any calendar year.

     13.  LIMITATION  ON  ASSIGNMENT;  BINDING  EFFECT.  Optionee may assign its rights under this  Agreement to an entity  controlled by or under common control with Optionee,  by providing Optionor with at least ten (10) business days prior notice of such  assignment.  Any other  assignment of this Agreement by Optionee shall require  Optionor's  prior  consent,  which consent may be withheld in the sole  discretion  of Optionor.  This Option  Agreement is binding upon and shall inure to the  benefit  of the  parties,  and  their  respective  successors  and assigns.

     14. TIME OF ESSENCE.  Time is of the  essence  with  respect to this Option
Agreement.

     15.  NOTICES  AND  DEMANDS.  All  notices,   requests,  demands  and  other
communications  under this  Option  Agreement  shall be in writing  and shall be deemed to have been delivered on the date of delivery if delivered personally or by overnight delivery service to the party to whom notice is to be given, on the date sent if sent by  facsimile,  or two (2) days  after the date of  deposit of such notice in the United States mail,  first class,  certified,  return receipt requested,  postage  prepaid,  and  properly  addressed  to the  parties  at the addresses set forth on the first page of this Option  Agreement or at such other address as a party may designate in writing.  A copy of any notice shall also be given to Optionee's title insurer.

     16. TIME  PERIODS.  Except as expressly  provided for herein,  the time for performance of any  obligation  under this Option  Agreement  shall be deemed to expire at 5:00 p.m. (local time in Providence,  Rhode Island) on the last day of the applicable time period  provided for herein.  If the time for performance of any  obligation  under this Option  Agreement  expires on a Saturday,  Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

     17. RIGHT OF SPECIFIC PERFORMANCE  REMEDIES.  Optionor agrees that Optionee shall have the right of specific performance to enforce the terms and provisions of this Option Agreement.

     18.  ATTORNEYS' FEES. If any action is brought by either party with respect to its  rights  under this  Option  Agreement,  the  prevailing  party  shall be entitled to  reasonable  attorneys'  fees and court costs as  determined  by the court.

     19.  GOVERNING  LAW.  This  Option  Agreement  shall be  governed  by,  and construed in accordance with, the laws of the State of Rhode Island.

     20. FURTHER ASSURANCES. Optionor and Optionee agree to undertake such other actions  and execute and deliver  such other  documents  as shall be  reasonably necessary or appropriate to carry out the full intent and purpose of this Option
Agreement.

     21.  WAIVER.  No waiver of any of the  provisions of this Option  Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not  similar,  nor shall any waiver be a continuing  waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

     22. COMPLETE AGREEMENT. This Option Agreement, together with Exhibits A, B,
C, and D attached hereto,  constitutes the entire agreement  between the parties pertaining to the subject matter contained in this Option  Agreement.  All prior and contemporaneous agreements,  representations and understandings, written and oral,  are superseded by and merged into this Option  Agreement.  No supplement, modification  or amendment of this Option  Agreement  shall be binding unless in writing and executed by Optionor and Optionee.

     23.  HEADINGS.  The headings of this Option  Agreement  are for purposes of reference  only  and  shall  not  limit  or  define  the  meaning  of any of the provisions of this Option Agreement.

     24.  BROKERS.  Each party  represents and warrants to the other that it has not dealt with any broker or agent in connection with this transaction. Optionee and Optionor  each shall  indemnify  and hold the other  harmless  for, from and against any and all  brokerage  commissions,  finder's fees or related costs and expenses which may be incurred in connection with this  transaction by reason of their  respective  actions.  This  indemnity  shall  survive  the Closing or the cancellation of this Option Agreement.

     25.  MEMORANDUM OF AGREEMENT.  Immediately  following  execution  hereof by
Optionor and  Optionee,  Optionor  agrees to execute a short-form  Memorandum of
Option  Agreement,  in the form of Exhibit D attached  hereto,  and to cause the same to be  recorded  in the real  property  records of East  Providence,  Rhode
Island. Provided that as a condition precedent,  Optionee has executed a release of recorded  Memorandum of Option Agreement on terms satisfactory to Optionor to be held by a title insurer or other independent  party,  which shall be recorded upon termination of this Agreement.

     26.  RIGHT  TO  LIQUIDATED  DAMAGES.  If  Optionee  shall  fail to  fulfill
Optionee's obligations hereunder, the Deposit (and all interest accrued thereon)
shall be  retained  by Optionor as  liquidated  damages as  Optionor's  sole and exclusive  remedy at law or in equity  against  Optionee for such default (other than a claim for  reimbursement  of  appraisal  expenses  pursuant to Section 4, which  appraisal  reimbursement  shall be in addition to the liquidated  damages provided  for  herein).  Optionee's  default  under  this  Agreement  shall  not constitute a default under the Lease between Optionor and Optionee.  The parties have agreed that  Optionor's  actual damages are not readily  ascertainable  and that the retention of the Deposit,  together with the interest  accrued thereon, is a reasonable  estimate of Optionor's  actual damages  (except with respect to such appraisal expenses).

     27.  COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of
counterparts   and  by   different   parties  to  this   Agreement  on  separate
counterparts,  each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same Agreement. Any signature delivered  by a party by facsimile  shall be deemed to be an original  signature hereto.

     28. AS IS.  NOTWITHSTANDING  ANYTHING  CONTAINED  HEREIN  TO THE  CONTRARY,
EXPRESSED OR IMPLIED,  EXCEPT AS SPECIFICALLY SET FORTH HEREIN,  THE PROPERTY IS
BEING CONVEYED IN ITS "AS IS" CONDITION WITHOUT ANY REPRESENTATIONS OR WARRANTY,
EXPRESS OR IMPLIED.  EXCEPT WITH RESPECT TO PROVISIONS OF THIS AGREEMENT THAT BY
THEIR EXPRESS TERMS ARE TO SURVIVE THE CLOSING,  THE ACCEPTANCE OF A DEED TO THE
TERMINAL  FACILITY AND THE PIER, AND  ASSIGNMENT OF RIGHTS TO THE PIPELINES,  BY
OPTIONEE SHALL CONSTITUTE FULL PERFORMANCE OF ALL OBLIGATIONS OF OPTIONOR.

     29. WETLANDS  DISCLOSURE.  All or part of the Property has been or may have been previously  determined to be a coastal wetland,  bog,  freshwater  wetland, pond,  marsh,  river bank or swamp, as these terms are defined in Chapter 2-1 of the General Laws of Rhode Island,  as amended.  Optionor has received no written notice that all or a part of the Property has been determined to be a wetland.

     30. ZONING  DISCLOSURE.  The following  disclosure is provided  pursuant to
R.I. Gen. Laws  45-24.3-23:  "Buyers of real estate in the State of Rhode Island are legally obligated to comply with all local real estate ordinances; including but not limited to ordinances on the number of unrelated persons who may legally reside in a dwelling,  as well as  ordinances  on the number of  dwelling  units permitted under the local zoning ordinances."

     31. OPTIONOR'S INTENTION TO ENGAGE IN A TAX-DEFERRED EXCHANGE. Optionee has
been  advised  that  Optionor may qualify  this  transaction  as a  tax-deferred exchange under Section 1031 of the Code.  Optionee shall cooperate with Optionor in  implementing  such  exchange,  including,  but not  limited  to,  Optionee's
consenting   to  Optionor's   assignment  of  this   Agreement  to  a  so-called
"Intermediary"  in the form of an Exchange  Agreement  and the  execution of any other document that Optionor or Intermediary shall reasonably require; provided, however,  that Optionee incurs no additional liability or expense as a result of executing such  documents.  In such event, at Optionor's  sole  discretion,  the
Closing may be delayed  for a period not to exceed  twelve (12) months to enable
Optionor to designate an acceptable Section 1031 exchange property.

                      [Signatures appear on the next page.]

      EXECUTED AS A SEALED INSTRUMENT AS OF THE DATE FIRST SET FORTH ABOVE.

                                OPTIONEE
                                --------

                                GLOBAL COMPANIES, LLC, a Delaware limited liability company

                                By:   /s/William G. Davidson
                                      ----------------------
                                       William G. Davidson, Senior Vice President

                                OPTIONOR
                                --------

                                DUNELLEN, LLC, a
                                Rhode Island limited liability company
                                By:  Capital Properties, Inc., its sole member

                                By:   /s/ Ronald P. Chrzanowski
                                      -------------------------
                                        Ronald P.Chrzanowski, President

STATE OF MASSACHUSETTS
COUNTY OF MIDDLESEX

     On this 9th day of June, 2003,  personally appeared William G. Davidson, to me known and known by me to be the Senior Vice  President  of GLOBAL  COMPANIES,
LLC,  the party  executing  the  foregoing  instrument,  and  acknowledged  said instrument  by him executed in his said  capacity to be his free act and deed in such capacity and the free act and deed of said GLOBAL COMPANIES, LLC.

                                                 /s/ Marc Lazar
                                                 --------------
                                                 Notary Public
                                                 Print Name:  Marc Lazar
                                                 My commission expires:  7/16/04

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

     On this 9th day of June, 2003,  personally  appeared Ronald P. Chrzanowski, to me known and known by me to be the President of CAPITAL PROPERTIES,  INC, the
sole member of DUNELLEN, LLC, the party executing the foregoing instrument,  and acknowledged said instrument by him executed in his said capacity to be his free act and deed in such capacity and the free act and deed of said DUNELLEN, LLC.

                                                 /s/ Barbara J. Dreyer
                                                 ---------------------
                                                 Notary Public
                                                 Print Name:  Barbara J. Dreyer
                                                 My commission expires:  June 11,2005

                                                        Exhibit A    Page 1 of 4
                                                        ---------

                            RECOMMENDED DESCRIPTIONS
                            ------------------------
                                   OF PROPERTY
                                   -----------

                                TERMINAL FACILITY
                                -----------------

     That  certain  tract  or  parcel  of  land  situated  at the  northwesterly intersection  of Dexter Road and Dunellen  Road in the City of East  Providence,
County of  Providence,  State of Rhode  Island and is bounded and  described  as follows:

     Beginning at the southeasterly  corner of the herein described parcel, said corner being the  intersection of the  northwesterly  street line of Dexter Road and the northeasterly street line of Dunellen Road;

     thence  running  northwesterly  along  said  northeasterly  street  line of
Dunellen  Road for a distance of five hundred  sixteen and  nineteen  hundredths feet  (516.19') to property  now or formerly  belonging to State of Rhode Island
(formerly  Providence and Worcester Railroad Company) for a corner,  said corner being located  forty-nine and fifty hundredths feet (49.50')  southeasterly from and radial to the monumented baseline of former Railroad property;

     thence turning an interior angle of  79(degree)-17'-14" to the chord of the
following   described  curve  and  running  generally   northeasterly   bounding
northwesterly  by said  State  property  curving  to the left along the arc of a curve  having a radius  of one  thousand  four  hundred  seventy-two  and  seven hundredths feet (1,472.07'), a central angle of 10(degree)-11'-47",  and a chord length of two hundred sixty-one and sixty-three hundredths feet (261.63') for an arc distance two hundred sixty-one and ninety-seven hundredths feet (261.97') to an angle;

     thence turning an interior angle of  170(degree)-51'-32"  from the chord of the last described curve and running  northeasterly  bounding  northwesterly  by said State property for a distance one hundred eight and ninety  hundredths feet
(108.90') to an angle,  said angle being located  eighty and no hundredths  feet
(80.00')  southeasterly  from and  perpendicular to a reinforcing rod located at
Station 83+20.32 on the monumented baseline of former Railroad property;

                                                         Exhibit A   Page 2 of 4
                                                         ---------

     thence  turning  an  interior  angle  of  198(degree)-16'-04"  and  running northeasterly  bounding  northwesterly  by said State property for a distance of six hundred four fifty-six hundredths feet (604.56') to property now or formerly belonging to Arpad J. Merva for a corner;

     thence  turning  an  interior  angle  of  91(degree)-33'-20"   and  running
southeasterly  bounding  northeasterly  by said Merva property for a distance of four hundred  sixty-seven  and seven  hundredths feet (467.07') to the aforesaid northwesterly street line of Dexter Road for a corner;

     thence  turning  an  interior  angle  of  82(degree)-45'-20"   and  running
southwesterly along said northwesterly street line of Dexter Road for a distance of two hundred  ninety-one  and twelve  hundredths  feet  (291.12') to a granite bound of an angle;

     thence  turning  an  interior  angle  of  185(degree)-53'-10"  and  running southwesterly along said northwesterly street line of Dexter Road for a distance of six hundred  seventy-five  and no hundredths  feet (675.00') to the point and place of beginning;

     The last  described  line forming an interior  angle of  91(degree)-23'-20"
with the first described line.

     Said parcel contains 10.149 acres.

     Said parcel is conveyed with and subject to all easements and rights of way as recorded in the Land Evidence  Records of the City of East Providence in Deed
Book 277 at Page 861, Deed Book 492 at Page 177, Deed Book 650 at Page 321, Deed
Book 687 at Page 35, Deed Book 1536 at Page 198, and Deed Book 1536 at Page 203.

     Also  granting  all right,  title,  and  interest  of this  Grantor in said
Dunellen Road.

                                                    EXHIBIT A        Page 3 of 4
                                                    ---------

                                      PIER
                                      ----

     Beginning  at a point at the  southeasterly  corner  of the  parcel  herein described,  said beginning point being located as follows,  beginning at a point in the  monumented  base  line of the  line of  railroad  formerly  known as the
Providence, Warren and Bristol Branch of the Penn Central Company at station 721
+ 70.13;  thence  running  westerly on a radial line one hundred twenty five and
73/100  (125.73)  feet to a drill hole in the concrete  base of a fence and land belonging  now or formerly to Humble;  thence an angle from the said radial line south to east of  171(degree)46'42"  and running  westerly three hundred seventy nine and 79/100 (379.79) feet to a fence and this point, being the said point of beginning;  thence  continuing on a straight line westerly  eight hundred ninety seven and 52/100  (897.52) feet to the Harbor Line of the Seekonk River;  thence turning and running  northwesterly on said Harbor Line a distance of ninety nine and 43/100 (99.43) feet to an angle;  thence turning and running northerly along said  Harbor  Line a distance  of about two  hundred one (201) feet to a corner;
thence  turning and running  easterly (this course being two hundred ninety four and 45/100  (294.45)  feet  northerly  and  parallel to the first  course in the herein  described  parcel),  a distance of about eight hundred forty three (843)
feet to a corner;  thence turning an interior angle of 90(degree)14' and running southerly, a distance of two hundred ninety four and 45/100 (294.45) feet to the said point of beginning.

                                                         EXHIBIT A   Page 4 of 4
                                                         ---------

                                    PIPELINES

     Grant and Agreement  dated August 6, 1975,  recorded in the Land Records of
East  Providence  in Book 302,  Page 373,  as  subsequently  amended by recorded instruments  in Book 312,  Page 122, Book 429, Page 154, Book 560, Page 183, and
Book 1315, Page 151.

                                                                 EXHIBIT B
                                                                 ---------

                                  DUNELLEN, LLC
                                 100 Dexter Road
                       East Providence, Rhode Island 02914
                              Phone: (401) 435-7171
                               Fax: (401) 435-7179

                                   June , 2003

Global Companies, LLC
800 South Street
Waltham, MA 02254

RE:      10 Year Improvement Projects For Wilkesbarre Pier
         "Pier Improvement Letter Agreement"

ATTN:    William G. Davidson, Senior Vice President

Gentlemen:

Pursuant to the meetings  with Avery L. Noe and William G.  Davidson,  and based upon the  assumption  that  Global and  Dunellen,  LLC enter  into the  proposed
Amended and Restated Lease Agreement  commencing May 1, 2003,  attached you will find an Exhibit A "10 Year  Improvement  Projects",  with the estimated costs of each item.

As we discussed,  Global agrees to expend up to a maximum of  $1,000,000.00 on a
50%- 50% basis with  Dunellen as these items are  completed.  Global will not be liable  for any sums until  Dunellen  has paid for an  individual  item and then
Global will refund to Dunellen one-half of that item's cost.

Furthermore,  Global will not be required to expend more then $150,000.00 during any  contract  year  commencing  May 1, 2003 and  ending  on April  30th of each succeeding  year,  unless otherwise  agreed,  but in any year in which less than
$200,000.00  is expended by Dunellen,  the  remaining  moneys may be expended in future years.

This  obligation on Global's part will  terminate on April 30, 2013, or upon the earlier termination of the above-mentioned proposed Agreement.

We both  acknowledge  that  Dunellen has no obligation to do the items listed in the  attached  Exhibit A in any  particular  order,  nor that all or some of the items may not be undertaken.

Finally,  we agree that if a third party becomes liable to fund any of the items outlined in the attached  Exhibit A, Global and Dunellen  will share  equally in the moneys received by Dunellen from the third party for any such repairs.

If this proposal is  acceptable,  please  acknowledge  and return a copy of this letter to me.

                                                 Very truly yours,

                                                 Ronald P. Chrzanowski
                                                 President

Enclosure (1)

AGREED AND ACCEPTED this       day of June, 2003.
                         -----

GLOBAL COMPANIES, LLC

By:      ______________________________
         William G. Davidson

Title:    Senior Vice President

                                                          EXHIBIT C
                                                          ---------

                       [Attach Survey - See Section 10(h)]

                                                          EXHIBIT D
                                                          ---------

                         MEMORANDUM OF OPTION AGREEMENT
                  TO PURCHASE REAL PROPERTY AND RELATED ASSETS

                                  June 9, 2003

     Notice is hereby given of the following  Memorandum of Option  Agreement to
Purchase Real Property and Related Assets (the "Option Agreement"):

     1. PARTIES TO THE OPTION AGREEMENT.

            OPTIONOR:       DUNELLEN, LLC, a Rhode Island limited liability company
            --------

            OPTIONEE:       GLOBAL COMPANIES, LLC, a Delaware limited liability company
            --------

     2. DATE OF EXECUTION. June 9, 2003

     3. PREMISES.  The improved real property owned by Optionor,  commonly known as 100 Dexter Road, East Providence,  Rhode Island, containing approximately ten
(10) acres of land (the "Terminal  Facility"),  as well as the Wilkesbarre  Pier and  vessel  berth  (collectively,  the  "Pier")  and  Optionor's  non-exclusive interest in and/or right to use the petroleum pipelines  connecting the Terminal
Facility  with the  Pier  (the  "Pipelines"),  together  with all  improvements, rights,  properties and assets associated with the Terminal  Facility,  the Pier and the Pipelines, as more particularly described in Exhibit A, attached hereto.

     4.  PURCHASE  OPTION.  Tenant has the right to purchase the Premises on the terms and  conditions  specified in the Option  Agreement.  Such right shall run with the  Premises and shall  survive any  conveyance  or other  transfer of the
Premises.

     This  instrument is executed  pursuant to the  provisions  contained in the
Option Agreement, does not purport to include all of the provisions thereof, and is not intended to vary the terms and conditions thereof.

     WITNESS the execution hereof under seal as of the date first above written.

                          OPTIONEE
                          --------

                          GLOBAL COMPANIES, LLC, a Delaware limited liability
                          company

                          By:
                              ----------------------------------------------
                              William G. Davidson,
                              Senior Vice President

                          OPTIONOR
                          --------

                          DUNELLEN, LLC, a
                          Rhode Island limited liability company
                          By: Capital Properties, Inc., its sole member

                          By:
                              -----------------------------------------
                              Ronald P. Chrzanowski, President

STATE OF ___________________________
COUNTY OF _________________________

     On this 9th day of June, 2003,  personally appeared William G. Davidson, to me known and known by me to be the Senior Vice  President  of GLOBAL  COMPANIES,
LLC,  the party  executing  the  foregoing  instrument,  and  acknowledged  said instrument  by him executed in his said  capacity to be his free act and deed in such capacity and the free act and deed of said GLOBAL COMPANIES, LLC.

                                                     ---------------------------
                                                     Notary Public
                                                     Print Name:
                                                     My commission expires:

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

     On this 9th day of June, 2003,  personally  appeared Ronald P. Chrzanowski, to me known and known by me to be the President of CAPITAL PROPERTIES,  INC, the
sole member of DUNELLEN, LLC, the party executing the foregoing instrument,  and acknowledged said instrument by him executed in his said capacity to be his free act and deed in such capacity and the free act and deed of said DUNELLEN, LLC.

                                                     ---------------------------
                                                     Notary Public
                                                     Print Name:
                                                     My commission expires: